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                                                                    Exhibit 23.2

                    CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
Pain Therapeutics, Inc.:

We consent to the use of our report dated March 1, 2002 with respect to the balance sheet of Pain therapeutics, Inc. as of December 31, 2002, and the related statements of operations, stockholders' equity (deficit), cash flows for each of the years in the two-year period ended December 31, 2001, incorporated herein by reference.

                                               KPMG LLP


San Francisco, California
May  9, 2003


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